UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
GOODRICH PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

April 16, 2010

To Our Stockholders:

        It is my pleasure to invite you to the 2010 Annual Meeting of Stockholders of Goodrich Petroleum Corporation, to be held at the Waldorf Astoria Hotel in the Morgan Suite located at 301 Park Avenue, New York, New York, 10022-6897 on Thursday, May 20, 2010, at 11:00 a.m. Eastern time.

        Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report on Form 10-K.

        You received these materials with a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that owners of record of our common stock at the close of business on April 8, 2010 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

        On behalf of the Board of Directors and our employees, I would like to express my appreciation for your continued interest in our affairs.

By Order of the Board of Directors

Walter G. "Gil" Goodrich Vice Chairman and Chief Executive Officer

Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2010

To Our Stockholders:

        Notice is hereby given that the 2010 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation, will be held at the Waldorf Astoria Hotel in the Morgan Suite located at 301 Park Avenue, New York, New York, 10022-6897 on Thursday, May 20, 2010, at 11:00 a.m. Eastern time.

        At the Annual Meeting, stockholders will be asked to:

  1.
  Elect four Class III directors to our Board of Directors;

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2010; and

  3.
  Transact such other business as may properly come before such meeting.

        Only stockholders of record at the close of business on April 8, 2010 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see "General Information about the Annual Meeting" beginning on page 1 of the enclosed proxy statement. A list of stockholders will be available commencing May 10, 2010 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Annual Meeting, you may withdraw any previously submitted proxy and vote in person.

By Order of the Board of Directors

Michael J. Killelea Senior Vice President, General Counsel and Corporate Secretary

April 16, 2010
Houston, Texas

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on May 20, 2010

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report are available at https://materials.proxyvote.com/382410

        The following proxy materials are available for review at https://materials.proxyvote.com/382410

  •
  our 2010 Proxy Statement;

  •
  the proxy card;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

  •
  any amendments to the foregoing materials that are required to be furnished to stockholders.

Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

PROXY STATEMENT

        These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Goodrich Petroleum Corporation ("we" or "the Company" or "Goodrich"), a Delaware corporation, for use at the 2010 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the "Annual Meeting"). The Annual Meeting will be held at the Waldorf Astoria Hotel in the Morgan Suite located at 301 Park Avenue, New York, New York, on Thursday, May 20, 2010, at 11:00 a.m. Eastern time.

        The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "Annual Report") are being mailed to stockholders beginning on or about April 16, 2010.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

        You received these proxy materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock as of April 8, 2010. We refer to this date as the "record date."

        This proxy statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this proxy statement carefully.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover of this proxy statement, including the election of four Class III directors to our Board and ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

How many votes must be present to hold the Annual Meeting?

        There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting on the record date. As of the record date, there were 37,536,826 shares of our common stock outstanding. Consequently, the presence of the holders of at least 18,768,414 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares "represented and voting" at the Annual Meeting with respect to such matter.

        Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. "Broker non-votes" occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting and do not have discretionary authority to vote those shares. The New York Stock Exchange's (the "NYSE") Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares. With respect to the Annual

Meeting, Rule 452 prohibits such brokers from exercising discretionary authority in the election of our Class III directors, but such brokers may exercise discretionary authority with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. The effect of abstentions and broker non-votes on each proposal is set forth in more detail under "What vote is required to approve each proposal discussed in this proxy statement and how are my votes counted?"

What is a proxy?

        A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Board has appointed Walter G. Goodrich and Robert C. Turnham, Jr. (the "Proxy Holders") to serve as proxies for the Annual Meeting.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, then you own our common stock through multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

Who is participating in this proxy solicitation and who will pay for its cost?

        We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained American Stock Transfer & Trust Company, LLC ("AST") to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

What are the recommendations of the Board?

        Unless you give other instructions on your proxy card, the Proxy Holders will vote in accordance with the recommendations of our Board. Our Board recommends that you vote:

  •
  FOR the nominated slate of directors (see Proposal No. 1); and

  •
  FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (see Proposal No. 2).

Could other matters be decided at the Annual Meeting?

        At the time this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

        With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

 How many votes do I have?

        You are entitled to one vote for each share of common stock that you owned on the record date on all matters considered at the Annual Meeting.

How do I vote my shares?

        Shares held directly in your name as the stockholder of record can be voted in person at the Annual Meeting or you can provide a proxy to be voted at the Annual Meeting by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

        If you plan to vote in person at the Annual Meeting, please bring proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

        If you hold your shares in "street name" (for example, at your brokerage account), please follow the instructions provided by your record holder to vote the enclosed proxy card by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from your bank, broker or other holder of record (the record holder) giving you the right to vote the shares. If you hold your shares in street name and wish to simply attend the Annual Meeting, please bring proof of ownership and proof of identification.

        If you vote by granting a proxy, the Proxy Holders will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the Proxy Holders will vote those shares as recommended by our Board.

Can I change my vote after I return my proxy card?

        Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before it is exercised by (1) submitting a written a notice of revocation to our Secretary by mail to Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 or by facsimile at 713-780-9254, (2) mailing in a new proxy card bearing a later date or (3) attending the Annual Meeting and voting in person, which suspends the powers of the Proxy Holders.

What vote is required to approve each proposal discussed in this proxy statement and how are my votes counted?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

        Election of Directors.    A plurality of the votes of the shares present in person or represented by proxy and entitled to vote on this proposal is required for the election of directors. This means that the four director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected to our Board. You may vote "FOR ALL NOMINEES," "WITHHOLD AUTHORITY FOR ALL NOMINEES" or "FOR ALL EXCEPT" for the director nominees. As described above, if you hold your shares in "street name" through a bank, broker or other holder of record and do not provide timely instructions, that record holder may not exercise discretionary authority and a broker non-vote will occur. Broker non-votes and votes marked "WITHHOLD AUTHORITY" will have no legal effect on the election of directors under Delaware law.

        Ratification of Appointment of Independent Registered Accounting Firm.    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this proposal is required for approval. You may vote "FOR," "AGAINST" or "ABSTAIN" on our proposal to ratify the selection of our independent registered public accounting firm. As described above, if you hold your shares in "street name" through a bank, broker or other holder of record and do not provide timely instructions, that record holder may exercise discretionary authority, thereby avoiding a broker non-vote. Votes marked "ABSTAIN" will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote "AGAINST" the proposal.

What is the difference between holding shares as a "stockholder of record" and holding shares in "street name?"

        If your shares are registered directly in your name with our transfer agent, AST, you are a "stockholder of record" of these shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to mail your proxy directly to us or to vote in person at the Annual Meeting.

        Most of our stockholders hold their shares in a stock brokerage account or by a bank or other holder of record rather than directly in their own name. If your shares are held in a brokerage account, by a bank or other holder of record (commonly referred to as being held in "street name"), you are the "beneficial owner" of these shares and these proxy materials are being forwarded to you by that custodian. As summarized below, there are distinctions between shares held of record and those held beneficially.

May I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?

        You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see "Corporate Governance—Director Nomination Process" and "Stockholder Proposals and Director Nominations for the 2011 Annual Meeting of Stockholders" for more details.

Whom should I contact with questions about the Annual Meeting?

        If you have any questions about this proxy statement or the Annual Meeting, please contact our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002.

Where may I obtain additional information about Goodrich Petroleum Corporation?

        We refer you to our Annual Report filed with the Securities and Exchange Commission on February 26, 2010. Our Annual Report on Form 10-K, including financial statements, is also included with your proxy mailing. The Annual Report is not part of the proxy solicitation material.

        If you would like to receive any additional information, please contact our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002.

What is "householding" and how does it affect me?

        The Securities and Exchange Commission has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as "householding," permits us to send a single annual report and/or a single proxy statement to any household at which two or more different stockholders reside where we believe the stockholders are members of the same family or otherwise share the same address or where one stockholder has multiple accounts. In each case, the stockholder(s) must consent to the householding process. Under the householding procedure, each stockholder continues to receive a separate notice of any meeting of stockholders and proxy card. Householding reduces the volume of duplicate information our stockholders receive and reduces our expenses. We may institute householding in the future and will notify our registered stockholders who will be affected by householding at that time.

        Many banks, brokers and other holders of record have instituted householding. If you or your family has one or more "street name" accounts under which you beneficially own our common stock, you may have received householding information from your bank, broker or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

CORPORATE GOVERNANCE

Governance Practices

  General

        Our Board believes that adherence to sound corporate governance policies and practices is important in ensuring that we are governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. As a result, our Board has adopted key governance documents, including Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics and committee charters, which are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

        Copies of these documents are available on our website at www.goodrichpetroleum.com/about.us/corporate.governance.htm and are also available in print, free of charge, to any stockholder who requests them.

  Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines, which can be viewed on our website at www.goodrichpetroleum.com/pdf/CorporateGovernanceGuidelines.pdf.

        Among other things, the Corporate Governance Guidelines address the following matters:

  •
  director qualification standards,

  •
  director responsibilities

  •
  director access to management and independent advisors,

  •
  director compensation,

  •
  director orientation and continuing education,

  •
  management succession, and

  •
  annual performance evaluations of our Board

  Corporate Code of Business Conduct and Ethics

        Our Corporate Code of Business Conduct and Ethics, which is applicable to our directors, employees, agents and representatives, can be viewed on our website at www.goodrichpetroleum.com/pdf/CodeofBusinessConductandEthics.pdf.

        Any change to, or waiver from, our Corporate Code of Business Conduct and Ethics may be made only by our independent directors and will be disclosed as required by applicable securities laws and listing standards.

Our Board

  Board Size; Director Independence

        Our Board is currently composed of 10 directors, of whom four are currently seeking reelection at the Annual Meeting.

        In determining director independence, the Nominating and Corporate Governance Committee reviews the relationships between the Company and each director and reports the results of its review to the Board. The Board uses this information to aid it in making its determination of independence. The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director's exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, any transactions between Goodrich and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee or consultant of the Company. The Board consults with the Company's legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent director," including but not limited to those set forth in pertinent listing standards of the NYSE as in effect from time to time.

        Consistent with these considerations, the Board has reviewed all the relationships between the Company and the members of the Board and affirmatively has determined that all directors are independent directors except Mr. Walter G. Goodrich and Mr. Robert C. Turnham, Jr., who are employees of the Company; Mr. Henry Goodrich who is the father of Walter G. Goodrich and a consultant to the Company; and Mr. Patrick E. Malloy, III whose company is involved in several transactions with the Company.

        The chart below describes the basis for the Board's determination that the Director is independent. Although service as a director of another company alone is not a material relationship that would impair a director's independence, those relationships have been reviewed and are set forth below.

Director	Relationships Considered	Determination Basis
Josiah T. Austin	Managing Member, El Coronado Holdings, L.L.C.	Independent
Geraldine A. Ferraro	Retired as Counsel to Blank Rome LLP and Principal of Blank Rome LLC	Independent
Gene Washington	Director, dELiA*s, Inc., a NYSE-listed company.	Independent
Patrick E. Malloy, III	President and CEO, Malloy Enterprises, Inc. President, Malloy Energy Company, LLC	Not Independent See "Transactions With Related Persons"
Henry Goodrich	Father of Walter G. Goodrich, Vice Chairman and CEO of the Company Consulting Agreement	Not Independent Consultant and family relationship
Michael J. Perdue	President, PacWest Bancorp President, Pacific Western Bank	Independent
Walter G. Goodrich	Vice Chairman, CEO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company
Arthur A. Seeligson	Managing Partner of Seeligson Oil Company, Ltd.	Independent
Stephen M. Straty	Co-Head & Managing Director, Jefferies and Company, Inc.	Independent
Robert C. Turnham, Jr.	President, COO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

  Board Meetings, Annual Meeting Attendance

        Our Board held seven meetings during the fiscal year ended December 31, 2009. Each director attended at least 75% of the meetings. We do not have a formal policy regarding director attendance at Board meetings. However, our Board must consider a director's history of attendance at Board and committee meetings as well as the director's participation in such meetings when considering the director for re-nomination to our Board.

        We believe that there are benefits to having members of our Board attend the annual meetings of our stockholders. In 2009, all of our directors attended the annual meeting in person. From time to time, however, a member of our Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, our Board has decided that director attendance at annual meetings should be strongly encouraged, but not required.

  Executive Sessions and Presiding Director

        To facilitate candid discussion by our non-management directors, the agenda for certain Board and committee meetings provides for a meeting of non-management directors in executive session without any members of management present. Mr. Austin has been designated as the director to preside over executive sessions of non-management directors. Our independent directors meet separately at least once a year in accordance with the listing standards of the NYSE.

  Limitation on Public Company Board Service

        To ensure that each director is able to devote sufficient time to performing his or her duties, the number of other public company boards on which a director may serve is subject to a case-by-case review by the Nominating and Corporate Governance Committee. In addition, the Audit Committee's Charter prohibits committee members from serving on the audit committee of more than two other public company boards unless our Board determines that such simultaneous service does not impair the ability of the director to effectively serve on the Audit Committee.

  Chairman and Chief Executive Officer

        We do not currently have a policy regarding the separation of the roles of the Chairman and Chief Executive Officer. We believe that companies should be allowed the discretion to determine based on the facts and circumstances when it may be appropriate to combine the roles with adequate justification. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman. Currently, our Board has determined that it is most appropriate for us to separate the roles of Chairman and Chief Executive Officer.

        Patrick E. Malloy, III serves as Chairman of the Board. Mr. Malloy possesses a deep understanding of the Company and our business and industry, which together with his independence from management puts him in the best position to lead our Board. The Chairman is charged primarily with:

  •
  presiding over meetings of our Board and stockholders;

  •
  serving as an ex-officio member of each Board committee and, upon invitation, attending committee meetings where possible;

  •
  establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;

  •
  facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;

  •
  in collaboration with the Nominating and Corporate Governance Committee, leading our Board's annual performance review;

  •
  providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;

  •
  coordinating the periodic review of management's strategic plan;

  •
  in collaboration with the Compensation Committee, leading our Board's review of the succession plans for our CEO and key senior management and coordinating such officers' annual performance reviews;

  •
  working with management on effective stockholder communication; and

  •
  performing such other duties and services as our Board may require.

  Our Board's Role in Risk Oversight

        Our Board generally administers its risk oversight function through the board as a whole. Our Chief Executive Officer, who reports to the Board, and the other executives named in this proxy statement, who report to our Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executives attends the meetings of our Board, where the Board routinely receives reports on our financial results, the status of our operations and our safety performance, and other aspects of implementation of our business strategy, with ample opportunity for specific inquiries of management. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from our Controller, who reports directly to the Audit Committee, and reviews our contingencies, significant transactions and subsequent events, among other matters, with management and our independent auditors.

  Annual Board Evaluation

        In years past, our Board has conducted an annual self-evaluation to determine whether it and its committees are functioning effectively. Following its creation in February 2008, the Nominating and Corporate Governance Committee has assumed responsibility for the Board evaluation process. Following the end of each fiscal year, the Nominating and Corporate Governance Committee requests that the Chairman of each committee report to the full Board about the committee's annual evaluation of its performance and evaluation of its charter. In addition, the Nominating and Corporate Governance Committee receives comments from all directors and reports to the full Board with an assessment of the Board's and management's performance at the end of each fiscal year.

  Director Orientation and Continuing Education

        Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The Nominating and Corporate Governance Committee develops and evaluates our general education and orientation program for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly-traded companies. In addition, we regularly provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

Director Nomination Process

  Director Qualifications

        When identifying prospective director nominees, our Board, with assistance from the Nominating and Corporate Governance Committee in its corporate governance role, considers the following:

  •
  the person's reputation, integrity and independence;

  •
  the person's skills and business, government or other professional experience and acumen, bearing in mind the composition of our Board and the current state of and the energy industry generally at the time of determination; and

  •
  the number of other public companies for which the person serves as a director and the availability of the person's time and commitment to us.

        Additionally, while the Board does not have a formal policy on diversity, the Board seeks candidates who, in addition to providing a range of talents and expertise, are sufficiently diverse as to provide a range of perspectives representative of the interests of constituencies served or to be considered from time to time by the Board, including our shareholders and our employees. Diversity, inclusive of, but not limited to, race, gender, ancestry and thought, is an important ingredient in the maintenance of an appropriate range of perspectives.

        In the case of directors being considered for reelection, our Board also takes into account the director's history of attendance at Board and committee meetings, the director's tenure as a member of our Board and the director's participation at Board and committee meetings.

  Review of Directors and Director Nominees

        In addition to meeting the above criteria, each of our current directors and director nominees also bring a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. Set forth below are the conclusions reached by the Board with regard to its directors and director nominees.

        Ms. Ferraro's experience as a member of the U.S. House of Representatives, including numerous committee memberships, gives her the leadership and consensus-building skills that are valuable to our the Board. She has extensive knowledge of the workings of government and politics. She also has public relations experience from running for, and serving in, elected office and serves on the boards of many political and non-profit organizations.

        Mr. Perdue brings finance and business leadership skills from his career in the banking industry. As the President of PacWest Bancorp, a publicly traded bank holding company, Mr. Perdue also brings his public company executive experience to the Board. Mr. Perdue qualifies as an audit committee financial expert under SEC guidelines.

        Mr. Seeligson brings his knowledge of the oil and gas industry to the Board. He spent many years working for investment banks specializing in companies with asset portfolios similar to Goodrich.

        Mr. Straty brings his significant experience in both finance and the energy industry to our Board. He has 30 years of experience in finance and has extensive experience in serving a broad array of energy clients.

        Mr. Washington contributes leadership skills that he honed throughout his career in the National Football League, first on the playing field and then as Director of Football Operations. Mr. Washington serves and has served on numerous corporate and civic boards, including other publicly listed companies.

        Mr. Turnham serves as our President and Chief Operating Officer and brings invaluable oil and gas operating experience to the Board. He has held various executive management positions in the oil and natural gas business since 1981 and is able to assist the Board in creating and evaluating the Company's strategic plan.

        Mr. Malloy brings his previous experience as Chairman of the Board of New York Bancorp, Inc. (NYSE) from 1991 to 1998 to our Board. This experience makes Mr. Malloy uniquely qualified to serve as Chairman of our Board. Mr. Malloy is also very familiar with the oil and gas industry and areas in which we operate.

        Mr. Henry Goodrich began his career as an exploration geologist in the 1950's and founded our predecessor in 1975. Mr. Goodrich brings his experience as a geologist and his expertise in our area of operations and industry to the Board.

        Mr. Walter Goodrich serves as our Vice Chairman and Chief Executive Officer and brings his invaluable perspective as our top executive officer to the Board. Mr. Goodrich also brings his experience as a geologist and a businessman to the Board.

        Mr. Austin brings his many years of experience as a successful rancher and independent businessman to the Board. Mr. Austin serves and has served on numerous corporate and civic boards, including other publicly listed companies.

  Director Nominations

        In connection with its governance function, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends those individuals for election as directors, either at the annual meeting of stockholders or to the Board to fill any vacancies. When the need to fill a vacancy arises, the Nominating and Corporate Governance Committee solicits recommendations from existing directors and from senior management. These recommendations are considered along with any recommendations made by stockholders.

        The Board did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

  Submission of Stockholder Nominations to our Board

        As discussed above, our Board considers prospective nominees for Board membership suggested by stockholders. For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. The notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission's rules and regulations and any other law. Please see "Stockholder Proposals and Director Nominations for the 2011 Annual Meeting of Stockholders" for more details.

  Communications with our Board

        Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the Chairman of our Board, or to any director in particular, to:

c/o Goodrich Petroleum Corporation
801 Louisiana Street, Suite 700
Houston, Texas 77002

        Any correspondence addressed to our Board, any Board committee, the Chairman of our Board or to any one of the directors in care of us is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be reported by going to http://goodrichpetroleum.silentwhistle.com or by calling the (toll-free) hotline number 1-877-874-8416.

 Standing Committees of our Board

  Committee Composition

        The following table lists our five Board committees and the directors who currently serve on them.

Director Name	Executive Committee	Nominating & Corporate Governance Committee	Hedging Committee	Audit Committee	Compensation Committee
Patrick E. Malloy, III	**		**
Walter G. Goodrich	*		*
Henry Goodrich	*
Arthur A. Seeligson	*			*	*
Michael J. Perdue				**
Geraldine A. Ferraro		**		*
Gene Washington		*			**
Josiah T. Austin			*		*
Stephen M. Straty		*

*
Member
**
Chairman

  Executive Committee

        The Executive Committee is delegated the authority to approve any actions that our Board can approve, except to the extent restricted by law or by our Amended and Restated Certificate of Incorporation or Bylaws, as amended. The Executive Committee held four meetings during the fiscal year ended December 31, 2009. Each committee member attended at least 75% of the meetings.

  Hedging Committee

        The Hedging Committee's principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production. Although the Hedging Committee did not hold any formal meetings during the fiscal year ended December 31, 2009, it took action through unanimous written consent throughout the year.

  Audit Committee

        Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

  •
  overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

  •
  overseeing our compliance with legal and regulatory requirements;

  •
  overseeing the qualifications, independence and performance of the independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for us;

  •
  overseeing the effectiveness and performance of our internal audit function;

  •
  overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board has established;

  •
  providing an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

  •
  producing the Audit Committee Report for inclusion in our annual proxy statement; and

  •
  performing such other functions our Board may assign to the Audit Committee from time to time.

        A copy of our Audit Committee Charter can be viewed on our website at www.goodrichpetroleum.com/pdf/AuditCommitteeCharter.pdf.

        In connection with these purposes, the Audit Committee recommends to our Board the independent registered public accounting firm to be engaged to audit our financial statements, annually reviews the independent auditor's independence and quality control procedures, meets with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters.

        Our Board has determined that each member of the Audit Committee is independent under the Securities and Exchange Commission's rules and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the NYSE. Based on Mr. Perdue's business experience, which is described in more detail under "Proposal No. 1 Election of Directors—Director Nominees," our Board has determined that he qualifies as an "audit committee financial expert" under the Securities and Exchange Commission's rules and regulations. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

        During the fiscal year ended December 31, 2009, the Audit Committee held eight meetings, including quarterly meetings in connection with the preparation and filing of each of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the applicable periods. Each committee member attended at least 75% of the meetings.

  Compensation Committee

        Pursuant to its charter, our Compensation Committee's duties include, among other things, the responsibility to:

  •
  review, evaluate, and approve our agreements, plans, policies, and programs to compensate the officers and directors;

  •
  produce an annual report on executive compensation and to publish the report in our proxy statement for our annual meeting of stockholders;

  •
  otherwise discharge our Board's responsibilities relating to compensation of our officers and directors; and

  •
  perform such other functions as our Board may assign to the Compensation Committee from time to time.

        A copy of our Compensation Committee Charter can be viewed on our website at http://www.goodrichpetroleum.com/pdf/CompensationCommitteeCharter.pdf.

        In connection with these purposes, the Compensation Committee reviews corporate goals and objectives relevant to our compensation. In addition, the Compensation Committee reviews our compensation and benefit plans to ensure that they meet these corporate goals and objectives. In consultation with our Chief Executive Officer, our Compensation Committee makes recommendations to the Board on compensation of all of our officers, the granting of awards under and administering our long term incentive and other benefit plans, and adopting and changing our major compensation policies and practices.

        Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

        During the fiscal year ended December 31, 2009, the Compensation Committee held three meetings. Each committee member attended at least 75% of the meetings.

  Nominating and Corporate Governance Committee

        Pursuant to its charter, the Nominating and Corporate Governance Committee's duties include, among other things, the responsibility to:

  •
  develop and recommend to the Board a set of corporate governance principles and practices and assist the Board in implementing these principles and practices;

  •
  assist the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies;

  •
  advise the Board about the appropriate composition of the Board and its committees;

  •
  direct all matters relating to the succession of our Chief Executive Officer;

  •
  lead the Board in its annual review of the performance of the Board and its committees; and

  •
  perform other such functions as the Board may assign to the Nominating and Corporate Governance Committee, in serving the corporate governance function, from time to time.

        A copy of our Nominating and Corporate Governance Committee Charter can be viewed on our website at www.goodrichpetroleum.com/pdf/Nominating CorporateGovernanceCommitteeCharter.pdf.

        In connection with these duties, the Nominating and Corporate Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation and Bylaws and our Corporate Governance Guidelines, assesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to our Board, and actively involves itself in our succession planning.

        Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

        During the fiscal year ended December 31, 2009, the Nominating and Corporate Governance Committee held three meetings. Each committee member attended at least 75% of the meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is comprised of Messrs. Washington, Austin and Seeligson. During the fiscal year ended December 31, 2009, no member of the Compensation Committee (1) was an officer or employee, (2) was formerly an officer or (3) had any relationship requiring disclosure under the rules and regulations of the Securities Exchange Commission.

        During the fiscal year ended December 31, 2009, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board; (2) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

TRANSACTIONS WITH RELATED PERSONS

  Related Person Transaction with Patrick E. Malloy, III and Josiah T. Austin

        In 2003 and 2004, Malloy Energy Company, LLC ("MEC") acquired an approximate 30% working interest in the Bethany Longstreet, Plumb Bob and St. Gabriel fields for which we were the operator. In accordance with industry standard joint operating agreements, we bill MEC for its share of capital and operating cost on a monthly basis. As of December 31, 2009 and 2008, the amounts billed and outstanding to MEC for its share of monthly capital and operating costs were $1.45 million and $0.6 million, respectively, and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by MEC to us in the month after billing and the affiliate is current on payment of its billings. Patrick E. Malloy, III, Chairman of the Board of Directors of our Company, and Josiah T. Austin, a current board member, are members of MEC.

        We also serve as the operator for a number of other oil and gas wells owned by affiliates of MEC in which we will earn an average working interest of 11% after payout. In accordance with industry standard joint operating agreements, we bill the affiliate for its share of the capital and operating costs of these wells on a monthly basis. As of December 31, 2009, the amounts billed and outstanding to the affiliate for its share of monthly capital and operating costs were less than $0.1 million at the end of the period and are included in trade and other accounts receivable at year-end. Such amounts at year-end were paid by the affiliate to us in the month after billing and the affiliate is current on payment of its billings.

  Compensation Arrangement with Patrick E. Malloy, III

        Our non-executive Chairman of the Board, Patrick E. Malloy, III provides services to us with regard to the identification and evaluation of business opportunities, financing transactions, investor relations and other matters. The compensation Mr. Malloy receives for these services is determined by the Compensation Committee of our Board. For his services in 2009, Mr. Malloy received annual cash compensation of $250,000, a cash bonus of $218,750, and a restricted stock award of 22,573 shares, with a grant date value of $499,992. In addition to this compensation, Mr. Malloy received additional fees and stock grants detailed on page 41 pursuant to his role as a member of the board of directors.

  Consulting Agreement with Henry Goodrich

        We have a consulting agreement with Henry Goodrich, Chairman Emeritus that commenced on August 15, 1995. Mr. Goodrich provides consulting services to us with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. During 2009, Mr. Goodrich received annual consulting fees in the amount of $185,000, and earned a bonus of $40,469 and a restricted stock grant award of 2,500 shares with a grant date value of $55,375.

Policies and Procedures

        Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been put before the Board at the recommendation of management. In March 2007, the Board adopted a formal written policy for approving related person transactions.

        Under the policy, a "Related Person Transaction" is a transaction between the Company and any Related Person other than:

  1.
  transactions available to all employees generally; or

  2.
  transactions involving less than $5,000 when aggregated with all similar transactions.

        For these purposes, a "Related Person" is:

  1.
  a senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director of the Company;

  2.
  a shareholder owning in excess of five percent of the Company (or its controlled affiliates);

  3.
  a person who is an immediate family member of a senior officer or director; and

  4.
  an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

        Under the policy, any "Related Person Transaction" shall be consummated or shall continue only if:

  1.
  the Audit Committee shall approve or ratify such transaction and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;

  2.
  the transaction is approved by the disinterested members of the Board; or

  3.
  if the transaction involves compensation, it is approved by the Compensation Committee.

        In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, such transactions must be presented to the appropriate Committee for approval.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports that they file.

        To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, all of our officers, directors and 10% stockholders complied with applicable reporting requirements of Section 16(a).

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of April 8, 2010 (except as otherwise noted) certain information with respect to the amount of our common stock beneficially owned (as defined by the Securities and Exchange Commission's rules and regulations) by:

  •
  each person known to beneficially own 5% or more of the outstanding shares of our common stock;

  •
  each of our NEOs;

  •
  each of our directors; and

  •
  all current executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Share of Beneficial Ownership	Percent of Class(2)
Josiah T. Austin(3)	6,266,790	16.7
Patrick E. Malloy, III(4)	5,545,114	14.7
Walter G. Goodrich(5)	1,166,506	3.1
Robert C. Turnham, Jr.(6)	421,458	1.1
Henry Goodrich(7)	132,959	*
Mark E. Ferchau(8)	111,520	*
David R. Looney(9)	98,919	*
Arthur A. Seeligson	46,857	*
Geraldine Ferraro(10)	43,565	*
Michael J. Perdue(11)	18,675	*
Gene Washington	17,144	*
Michael J. Killelea	14,122	*
Stephen M. Straty	2,667	*
Jan L Schott(12)	2,408	*
Directors and Executive Officers as a Group (13 persons)(13)	13,783,579	36.1
BlackRock, Inc.(14) 40 East 52nd Street New York, NY 10022	3,758,422	10.0
The Bessemer Group, Inc(15) 100 Woodbridge Center Drive Woodbridge, New Jersey 07095-0980	2,682,300	7.1
Alydar Capital, LLC(16) 222 Berkeley Street, 17th Floor Boston, MA 02116	1,878,430	5.0

*
Less than 1%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Goodrich Petroleum Corporation, 801 Louisiana, Suite 700, Houston, Texas 77002 and each beneficial owner has sole voting and dispositive power over such shares.

(2)
Based on the total shares outstanding of 37,536,826 as of April 8, 2010. For purposes of the calculation, the percentage for each director and officer includes that person's vested options in both the numerator and the denominator.

(3)
Includes the following securities: (a) 6,200,790 shares of common stock held by El Coronado Holdings, LLC ("ECH") over which Mr. Austin serves as the sole Managing Member, (b) 64,600 shares of common stock held by Mr. Austin on his own behalf, and (c) 1,400 shares of common stock held in family trusts of which Mr. Austin is trustee. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or the disposition of the 6,200,790 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 66,000 shares of common stock.

(4)
Includes the following securities: (a) 4,945,614 shares of common stock held by Mr. Malloy on his own behalf, (b) 177,750 shares of common stock held on behalf of his daughter, Katherine C. Malloy, (c) 177,750 shares of common stock held on behalf of his daughter, Maggie Malloy, and (d) exercisable options to purchase 244,000 shares of common stock.

(5)
Includes the following securities: (a) 501,972 shares of common stock held by Walter G. Goodrich on his own behalf, (b) 105,125 shares of common stock held by HGF Partnership, a Louisiana partnership, in which Walter G. Goodrich owns an indirect general partnership interest, (c) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the sole stockholder, and (d) exercisable options to purchase 178,000 shares of common stock. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership's assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Walter G. Goodrich exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc.

(6)
Includes the following securities: (a) 249,208 shares of common stock held by Mr. Turnham on his own behalf, (b) 29,950 shares of common stock held by Mr. Turnham's wife, and (c) exercisable options to purchase 142,300 shares of common stock.

(7)
Includes the following securities: (a) 27,834 shares of common stock held by Henry Goodrich on his own behalf, and (b) 105,125 shares of common stock held by HGF Partnership, As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership's assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership.

(8)
Includes the following securities (a) 43,020 shares of common stock held by Mr. Ferchau on his own behalf and (b) exercisable options to purchase 68,500 shares of common stock.

(9)
Mr. Looney resigned as our Executive Vice President and Chief Financial Officer effective March 31, 2010. Includes the following securities (a) 38,919 shares of common stock held by Mr. Looney on his own behalf, and (b) exercisable options to purchase 60,000 shares of common stock.

(10)
Includes the following securities: (a) 38,255 shares of common stock held by Ms. Ferraro on her own behalf and (b) 5,310 shares of common stock held by Ms. Ferraro's husband.

(11)
Includes 17,375 shares of common stock held by a family trust (which is held in a margin account) of which Mr. Perdue is the trustee and 1,300 shares held in a personal IRA.

(12)
Ms. Schott was appointed as our interim Chief Financial Officer effective March 31, 2010.

(13)
Includes currently exercisable options to purchase 692,800 shares of common stock.

(14)
Based on Schedule 13G/A filed by this security holder with the SEC on January 8, 2010. BlackRock Inc. reported a total aggregate beneficial ownership of 3,758,422 shares over which it holds sole voting and dispositive power.

(15)
Based on Schedule 13G/A filed by this security holder with the SEC on February 17, 2010. The Bessemer Group, Inc. reported a total aggregate beneficial ownership of 2,682,300 shares, over which it holds shared voting and dispositive power. Additionally, Bessemer Trust Company, N.A., Bessemer Investment Management LLC and Old Westbury Real Return Fund share voting and dispositive power over these shares.

(16)
Based on Schedule 13G filed by the security holder with the SEC on February 16, 2010. Alydar Partners LLC reported a total aggregate beneficial ownership 1,878,430 shares, over which it holds shared voting and dispositive power. Additionally, Alyday Capital, LLC reported shared voting and dispositive power over 477,923 of the shares; John A. Murphy reported shared voting and dispositive power over all of the shares; Alydar Fund, L.P. reported sole voting and dispositive power of 24,370 of the shares; Alydar QP Fund, L.P. reported sole voting and dispositive power over 277,091 of the shares; Alysheba Fund, L.P. reported sole voting and dispositive power over 5,151 of the shares; Alysheba QP Fund, L.P. reported sole voting and dispositive power over 128,037 of the shares; Alysun Fund, L.P. reported sole voting and dispositive power over 6,383 of the shares; Alysun QP Fund, L.P. reported sole voting and dispositive power over 36,891 of the shares; Alydar Fund Limited reported sole voting and dispositive power over 894,284 of the shares; Alysheba Fund Limited reported sole voting and dispositive power over 484,702 of the shares; and Alysun Fund Limited reported sole voting and dispositive power over 21,521 of the shares. John A. Murphy disclaims beneficial ownership of all of the securities.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        Pursuant to our Bylaws, our Board is divided into three classes (Classes I, II and III) serving staggered terms. The term of office for our Class III directors, Walter G. Goodrich, Robert C. Turnham, Jr., Stephen M. Straty and Arthur A. Seeligson, expires at our 2010 Annual Meeting. The term of office for our Class I directors, Josiah T. Austin, Geraldine A. Ferraro, and Gene Washington, expires at our 2011 Annual Meeting. The term of office for our Class II directors, Henry Goodrich, Patrick E. Malloy III, and Michael J. Perdue, expires at our 2012 Annual Meeting. Following election to the Board, each director serves for a term of three years or until their successor is elected and qualified.

        Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated its current Class III directors, Walter G. Goodrich, Robert C. Turnham, Jr., Stephen M. Straty and Arthur A. Seeligson, for election to our Board as Class III directors with their term of office expiring at our 2013 Annual Meeting. Our Board has affirmatively determined that Stephen M. Straty and Arthur A. Seeligson are independent. Please see "Corporate Governance—Our Board—Board Size; Director Independence." We have no reason to believe that Messrs. Goodrich, Turnham, Straty or Seeligson will be unavailable for election. However, if any nominee becomes unavailable for election, our Board can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

Director Nominees

        The principal occupations and other information about the Board nominees for director and our incumbent Board members are set forth below:

Class III Directors—Terms Expiring at the 2013 Annual Meeting (if elected)

Name	Age	Position
Walter G. Goodrich	51	Vice Chairman, Chief Executive Officer and Director
Robert C. Turnham, Jr.	52	President, Chief Operating Officer and Director
Stephen M. Straty	54	Director
Arthur A. Seeligson	51	Director

        Walter G. "Gil" Goodrich has served as our Chief Executive Officer and as one of our directors since August 1995. He became Vice Chairman of our Board in February 2003. Mr. Goodrich has over 30 years of experience in the exploration and production industry. He joined Goodrich Oil Company, one of our predecessors, as an exploration geologist in 1980, where he served as Vice President of Exploration from 1985 to 1989 and President from 1989 to August 1995. Mr. Goodrich is the son of Henry Goodrich, another of our directors.

        Robert C. Turnham, Jr.    has served as one of our directors since December 2006. Mr. Turnham joined Goodrich as Chief Operating Officer in August 1995 and became President and Chief Operating Officer in February 2003. He has held various positions in the oil and natural gas business since 1981. His experience includes both financial and executive management positions.

        Stephen M. Straty has served as one of our directors since January 2009. He is the Co-Head and a Managing Director of the Energy Investment Banking Group at Jefferies and Company, Inc. Mr. Straty joined the firm in June 2008 and has 30 years of experience in finance, most recently as Senior

Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co., Inc. where he worked for 17 years. Mr. Straty has extensive experience in serving a broad array of energy clients, having completed over $40.0 billion in merger and acquisition and financing assignments during the past ten years.

        Arthur A. Seeligson has served as one of our directors since August 1995. He has been the Managing Partner of Seeligson Oil Co. Ltd. since 1996 and also manages a family investment office in Houston, Texas. Previously, Mr. Seeligson was an investment banker focused on the oil and gas industry.

Incumbent Directors

Class I Directors—Terms Expiring at the 2011 Annual Meeting

Name	Age	Position
Josiah T. Austin	63	Director
Geraldine A. Ferraro	74	Director
Gene Washington	63	Director

        Josiah T. Austin has served as one of our directors since August 2002. Mr. Austin is the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Additionally, Mr. Austin was elected to the Board of North Fork Bancorporation, Inc. in May 2004.

        Geraldine A. Ferraro has served as one of our directors since August 2003. Ms. Ferraro was a principal in the government relations practice of Blank Rome LLP, a national law firm, until her retirement in January 2010. Before joining Blank Rome in February 2007, Ms. Ferraro was head of the public affairs practice of The Global Consulting Group, a New York-based international investor relations and corporate communications firm. Ms. Ferraro served as a member of the U.S. House of Representatives for three terms before accepting the Democratic nomination for Vice-President in 1984, and has been affiliated with numerous public and private sector political, governmental, social and other organizations.

        Gene Washington has served as one of our directors since June 2003. He recently retired from his position as Director of Football Operations with the National Football League, a position he had held since 1994. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University. Mr. Washington serves and has served on numerous corporate and civic boards, including his current service as a director for dELiA*s, Inc., a NYSE-listed company.

Class II Directors—Terms Expiring at the 2012 Annual Meeting

Name	Age	Position
Henry Goodrich	79	Chairman—Emeritus, Director
Patrick E. Malloy III	67	Chairman
Michael J. Perdue	55	Director

        Henry Goodrich has served as one of our directors since August 1995. He served as Chairman of our Board from March 1996 through February 2003 and as Chairman—Emeritus since that date. Mr. Goodrich founded Goodrich Oil Company, one of our predecessors, in 1975. In total, he has over 50 years of experience in the exploration and production industry. Mr. Goodrich is the father of Walter G. Goodrich, who is our Chief Executive Officer and a director of our Board.

        Patrick E. Malloy, III has served as one of our directors since May 2000. He became Chairman of the Board in February 2003. Mr. Malloy is the President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company, a position he has held since 1973.

        Michael J. Perdue has served as one of our directors since January 2001. He is the President of PacWest Bancorp, a publicly traded holding company and of its subsidiary, Pacific Western Bank, both based in San Diego, California. Before assuming his present position in October 2006, Mr. Perdue served as President and Chief Executive Officer of Community Bancorp Inc., from July 2003. Over the course of his career, Mr. Perdue has held executive positions with several banking and real estate development organizations.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position
Walter G. Goodrich	51	Vice Chairman and Chief Executive Officer, Director
Robert C. Turnham, Jr.	52	President and Chief Operating Officer, Director
Jan L. Schott(1)	41	Vice President and Controller and Interim Chief Financial Officer
Mark E. Ferchau	55	Executive Vice President
Michael J. Killelea	47	Senior Vice President, General Counsel and Corporate Secretary
David R. Looney(2)	53	Former Executive Vice President and Chief Financial Officer

(1)
Ms. Schott was appointed interim Chief Financial Officer effective March 31, 2010.

(2)
Mr. Looney resigned effective March 31, 2010.

        Walter G. Goodrich's biographical information may be found on page 21 of this proxy statement.

        Robert C. Turnham, Jr.'s biographical information may be found on page 21 of this proxy statement.

        Jan L. Schott has served as the Company's Vice President, Controller and principal accounting officer since January 2007, and by virtue of her job responsibilities, had principal responsibility for all financial reporting and accounting during that time. Additionally, Ms. Schott was named interim Chief Financial Officer in March 2010. Prior to joining the Company, Ms. Schott served as Senior Manager, Expenditure Accounting and Systems Support of Apache Corporation from 2001 until 2007. From 1997 to 2001, she served consecutively in the positions of Manager, Financial Analysis; Manager, Financial Accounting; and Manager, Expenditure Accounting at Apache Corporation. Prior to joining Apache Corporation, Ms. Schott was in public accounting with KPMG LLP from 1991 to 1997. Ms. Schott is a certified public accountant.

        Mark E. Ferchau has served as an Executive Vice President since April 2004. He originally joined us in September 2001, and from February 2003 to April 2004 he served as our Senior Vice President, Engineering and Operations. Mr. Ferchau has over 30 years of experience in the energy industry and has worked for several public and private exploration and production companies in various positions.

        Michael J. Killelea joined us as Senior Vice President, General Counsel and Corporate Secretary in January 2009. Mr. Killelea has over 20 years of experience in the energy industry. From June 2008 through November 2008, he served as Vice President, General Counsel and Corporate Secretary for Maxus Energy Corporation, a private exploration and production company. Prior to that time, Mr. Killelea was Senior Vice President, General Counsel and Corporate Secretary of Pogo Producing Company, a publicly traded exploration and production company, from March 2000 until November 2007.

        David R. Looney served as our Executive Vice President and Chief Financial Officer from May 2006 until his resignation in March 2010. Mr. Looney has over 30 years of experience in the energy finance business, most recently as Executive Vice-President and Chief Financial Officer of Energy Partners, Ltd., a publicly traded exploration and production company, from March 2005 to April 2006 and Vice-President, Finance and Treasurer of EOG Resources, Inc., one of the largest publicly traded exploration and production companies in the U.S., from August 1999 to February 2005.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of Our Executive Compensation Program

        Our success is contingent on our ability to recruit, develop, motivate and retain top executive talent with the requisite skills and experience to develop, expand and execute our business strategy. As a result, we seek to deliver fair and competitive compensation for our executive officers by structuring our executive compensation program principally around two goals. First, we target compensation at competitive market levels. Second, we believe our executive officers should be rewarded for executing goals designed to generate returns for our stockholders but not for poor performance. As a result, we tie selected elements of our executive compensation program to individual and company performance goals.

        The Chief Executive Officer ("CEO") of the Company annually reviews the performance of each member of our executive management team (other than his own performance, which is reviewed by the Compensation Committee of our Board of Directors, for purposes of this Compensation Discussion and Analysis, the "Committee"). The conclusions reached and recommendations based on these reviews, including base salary adjustments and annual cash incentive award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards prior to presenting to the full Board for approval.

        Throughout this proxy statement, the individuals who served as our CEO and Chief Financial Officer during the fiscal year ended December 31, 2009, as well as the other individuals included in the Summary Compensation Table on page 33, are referred to as "Named Executive Officers" or "NEOs".

Objectives of Our Executive Compensation Program

        We have developed an executive compensation program that is designed to (1) recruit, develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term stockholder value. To that end, the Committee bases its executive compensation decisions on the following objectives:

  •
  Compensation should reflect the value of the officer's job in the marketplace.  To recruit, develop and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

  •
  Compensation should be based on the level of job responsibility as well as individual and company performance.  As employees progress to higher levels in our organization, an increasing proportion of their pay should be linked to company performance and stockholder returns because they are in a position to have greater influence on company results.

  •
  Compensation should reward performance.  Our programs should deliver top-tier compensation given top-tier individual and company performance; likewise, where individual performance falls short of expectations and/or our performance lags the industry, our executive compensation program should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in company performance, our executive compensation program should continue to ensure that successful, high-achieving employees will remain motivated and committed to us.

        The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives. Among those are:

  •
  Competitive Benchmarking.  In order to compare our compensation program against others in our industry, senior management reviewed the 2009 Compensation Survey prepared by Effective Compensation Incorporated, which included compensation data, as of April 1, 2009, submitted from 119 companies in the exploration and production industry. Management further reviewed the public filings made in 2009 for each of the peer companies noted below to assess each company's executive compensation program. This market data was then summarized and provided to the Committee, allowing the Committee to compare our executive compensation program with a group of peer companies in the upstream exploration and production sector of the oil and gas industry with market capitalizations similar to ours, as well as geographic areas of operation, industry-specific operations, company size and corporate structure ("Peer Companies").

    Our group of Peer Companies in 2009 included: ATP Oil & Gas Corp., Bill Barrett Corp., Cabot Oil & Gas Corp., Carrizo Oil & Gas Inc., Comstock Resources, Inc., Delta Petroleum Corp., Encore Acquisition Co., Parallel Petroleum Corp., Petrohawk Energy Corp., Penn Virginia Corp., Petroquest Energy, Inc., Quicksilver Resources, Inc., Stone Energy Corp. and Swift Energy Co.

    The Committee uses the data on the Peer Companies primarily to ensure that our executive compensation program as a whole is competitive, meaning generally within the broad middle range of comparative pay of the Peer Companies when we achieve the targeted performance levels.

  •
  Assessment of Individual and Company Performance.  The Committee has established specific company performance measures that determine the size of incentive payouts for our executive officers. In addition, a portion of the incentive payouts are based on evaluations of individual performance. These performance measures are discussed in more detail below.

  •
  Total Compensation Review.  Historically, each December the Committee reviews each executive officer's base pay, annual cash incentive and long-term equity-based incentives. In December 2009, the Committee approved awarding long-term equity-based incentives in December with the annual cash incentive to be awarded in March 2010. In addition to these primary compensation elements, the Committee periodically reviews perquisites and other compensation as well as payments that would be required under the Company's severance agreements. Following the 2009 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Elements of Our Executive Compensation Program

        The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executive officers of our Peer Companies. In furtherance of these goals, our executive compensation program consists of six basic components:

  •
  base salaries;

  •
  bonus awards;

  •
  annual cash incentive;

  •
  long-term equity-based incentives;

  •
  severance benefits; and

  •
  health insurance, retirement and other perquisites.

  Base Salaries

        We provide our executive officers and other employees with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our executive officers at levels that are competitive with comparable companies for the skills and requirements of similar positions. To achieve this goal, the Committee uses benchmarking as previously discussed. In addition, the Committee considers the officer's responsibilities, experience, leadership, potential future contribution and demonstrated individual performance as well as our cash flow, operational performance and progress in implementing our business strategy in establishing increases in base salaries for our executive officers.

        For 2009, the base salaries for Messrs. Goodrich, Turnham, Looney and Ferchau increased by approximately 5%. In making the determination to increase these base salaries, the Committee reviewed each executive officer's contribution toward achieving the 2008 corporate goals as well as the compensation market data summarized as part of our benchmarking process described above. These increases are meant to reflect the value of the officer's job in the marketplace and are based on the level of job responsibility as well as individual performance during 2008. Mr. Killelea joined us as Senior Vice President and General Counsel in January 2009 and his 2009 base salary was determined through negotiations with Mr. Killelea at the time of his employment.

        For 2010, the base salaries for Messrs. Goodrich, Turnham, Looney and Ferchau were unchanged, and Mr. Killelea's base salary increased by 3%. While each NEO's individual performance during 2009 significantly contributed to the achievement of the Company's 2009 goals, taking into consideration the 2009 economic and market conditions, as well as the forecasts for 2010, the Committee determined it would be in the best interest of the shareholders to keep the base salaries of Messrs. Goodrich, Turnham, Looney and Ferchau at the same level as their respective 2009 base salaries. In making the determination to increase Mr. Killelea's base salary, the Committee reviewed his contributions toward achieving the 2009 corporate goals as well as the compensation market data.

  Bonus Awards

        From time to time, the Committee grants discretionary bonus awards in recognition of individual performance. No discretionary bonus awards were granted to our executive officers during 2009.

  Annual Cash Incentive Awards

        At the core of our executive compensation philosophy is a belief that pay should be linked directly to performance. Accordingly, we have adopted a set of performance measurements that are designed to provide specific goal-oriented incentives to our executive officers and to tie the annual cash incentive compensation of those officers to individual and company performance guidelines. In adopting the performance measures, the Committee and our Board determined that a majority of the annual cash incentive award should come from an objective or formula driven plan and a minority should come from subjective measures such as an individual's personal role in our performance as well as that individual's overall duties, responsibilities and expertise. Company performance metrics are based on metrics that management uses to evaluate the performance of the Company. Payment amounts and recommendations for our executive officers are presented to the Committee by the Chief Executive Officer along with the performance measures and results. Bonuses for all executive officers are determined by the Committee and presented to the Board for approval. Our Chief Executive Officer reviews the performance of each executive officer on an annual basis. The performance of our Chief Executive Officer is reviewed by the Committee and approved by our Board.

        Each component of the performance guidelines is measured by its relative importance and a percentage of the executive officer's salary has been targeted based on the possible grades in each category. Possible grades are broken down into four categories: Exceptional, Very Good, Good and Poor, with specific performance targets identified for each grade. Annual performance with results of

Poor for each performance component yields no annual cash incentive for the executive officer. Results of "Exceptional" for all components, plus an individual performance component of 10% yield a maximum possible annual cash incentive equal to 70% of target bonus, which for all of our NEO other than Mr. Killelea is 100% of salary. As a Senior Vice President, Mr. Killelea's target bonus percentage is equal to 50% of salary. In addition, the Committee may, in its discretion, recommend to the Board that our executive officers receive an additional annual cash incentive of up to 30% of base salary. This discretionary award recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.

        The following chart presents information about the specific performance targets established by the Compensation Committee at the maximum achievement level, the Company's actual performance results, the maximum incentive opportunities for our NEOs and the actual percentage amounts that were paid out:

Performance Measure	"Exceptional" Target	"Very Good" Target	Actual 2009 Company Performance	Maximum Incentive Opportunity (% of base salary)	Actual % of Target Bonus Awarded
Production Growth	>26%	20%–26%	24%	12.5%	10%
Reserve Replacement	>200%	161%–200%	254%	10%	10%
Finding & Development Costs	<$3.01	$3.01–$3.50	$2.99	15%	15%
Lease Operating Expense per Mcfe	<$1.01	$1.01–$1.20	$1.00	12.5%	12.5%
Growth in EBITDAX	>100%	90%–100%	97%	10%	5%
Individual Performance	N/A	N/A	N/A	10%	10%
Discretionary Award	N/A	N/A	N/A	30%	25%
TOTAL	—	—	—	100%	87.5%

        As reflected in the table above, the Company exceeded the "Exceptional" or maximum targets for the Reserve Replacement, Finding and Development Costs and Lease Operating Expense per Mcfe performance measures. Both the Production Growth and Growth in EBITDAX measures achieved "Very Good" levels of performance, which resulted in a payout of 10% and 5% of target bonus, respectively. The individual performance and contributions of each of our NEOs, which are discussed in greater detail below, were also determined to merit maximum payouts under the Individual Performance measure. Finally, based on the Compensation Committee's review of both the Company's actual performance against the financial performance targets established at the outset of the year and the individual performance of each of our NEOs, the Committee exercised its judgment and awarded 25% available under discretionary component of the program. Accordingly, each of our NEOs received a final incentive award payout equal to 87.5% of their respective bonus targets in 2009. In considering each NEO's individual performance, the Committee evaluated Mr. Goodrich's contributions to the success of the Company and concurred with Mr. Goodrich's assessment of the contributions of Messrs. Turnham, Looney, Ferchau and Killelea.

        Specifically, the Committee determined (in the case of Mr. Goodrich) and concurred with Mr. Goodrich's conclusions (with respect to the other executive officers) that:

  •
  Mr. Goodrich continued his excellent leadership of the entire organization. He led a significant change in business strategy, transitioning the Company from a predominately vertical well drilling program to almost exclusively horizontal wells. While the Haynesville Shale accounted for only 1% of proved reserves a year ago, at year end, the Haynesville Shale represented 47% of proved reserves and 42% of fourth quarter production.

  •
  Mr. Turnham continued his excellent leadership of the operations and land groups in the Company, sourcing and negotiating a number of transactions to build the Company's acreage position focused on Haynesville Shale and Cotton Valley Taylor sands in East Texas and Northern Louisiana, including an acquisition of 12,000 net acres in the Eastern portion of the Angelina River Trend area.

  •
  Mr. Looney continued to excel in his core responsibility of chief financial officer, managing a convertible notes offering in September 2009, which raised $218.5 million in new capital, and putting the Company in a strong position as of year end with an undrawn credit facility of $175 million and $300 million of available capital.

  •
  Mr. Ferchau continued his excellent leadership of the engineering and operations functions, overseeing the drilling and completion of 45 gross (25 net) wells with a 100% success rate, and a 23% reduction in lease operating expenses before workovers to $1.00 per mcfe.

  •
  Mr. Killelea joined us in January 2009 as our first General Counsel and provided valuable legal counsel to the management team. In addition, he assisted in various acreage transactions and land matters, managed numerous litigation matters, and helped negotiate and close certain financings.

        In determining how much of the 30% discretionary component should be awarded, the Compensation Committee considered a variety of factors, including the strong cash position of the Company's balance sheet as of December 31, 2009, the Company's exceptional performance with respect to lowering finding and development costs, reducing lease operating expenses, reserve replacement, and the retention of its proven and experienced management team. Based on the Company's strong performance in spite of the challenges of difficult domestic economic conditions and the previously described contributions of each of our executive officers, the Committee determined to award 25% of the maximum 30% available under the discretionary component of our annual incentive program.

        The plan and performance measures are reviewed and annually updated and amended as the Committee deems necessary. The Committee also determines whether the performance measures and standards are appropriate for us and whether the full range of possible payouts makes sense relative to each applicable performance measure, as well as our total compensation. Also, the Committee reviews potential results of the subjective performance measures and determines whether or not the guidelines being tied to an individual's annual salary are appropriate.

  Long-Term Equity-Based Incentives

        To align the compensation of our executive officers with the attainment of our business goals and an increase in stockholder value, we award grants of restricted (phantom) stock as part of our total compensation package. These grants are made pursuant to our 2006 Long-Term Incentive Plan. The specific objectives of our long-term equity-based compensation plan are to attract and retain the services of key employees and enhance a sense of ownership in us, as well as to encourage those persons to assist in our development, growth and financial success.

        We consider the proportion of equity-based incentives to salary and cash incentives when determining the size of grants of restricted (phantom) stock. In 2009, this proportion was approximately 50% for all of our NEOs. We believe this proportion reflects a correlation between executive compensation and Company performance in both the short and long-term. The amount of equity incentive compensation granted for 2009 performance was determined such that total compensation would approximate the median range of companies in our compensation peer group. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our common stock. As part of his initial negotiated compensation package, Mr. Killelea received an equity award in January, 2009 in conjunction with his appointment as Senior Vice President and General Counsel.

        We have expensed stock option grants under the Share-Based Payments Topic of the Financial Accounting Standards Board's Accounting Standards Codification (the "Codification") beginning in 2006. Historically, we awarded a combination of stock option and restricted (phantom) stock grants to our executives. While we still have the ability under our 2006 Long-Term Incentive Plan, our Compensation Committee has favored awards of restricted (phantom) stock in recent years. Since our adoption of the Share-Based Payments Topic of the Codification in 2006, we have, during most market conditions, generally concluded that the value of stock options as perceived by the recipients was incongruent with the cost required to be recognized by the Company in its financial statements prepared in accordance with GAAP. As such, and unless market conditions suggest otherwise, the Company has granted restricted shares to its executive group in lieu of a combination of restricted shares and stock options.

        We believe that providing grants of restricted (phantom) stock focuses the named executives on delivering long-term value to our stockholders, while providing value to the executives with the equity awards. Grants of restricted (phantom) stock offer executives the opportunity to receive shares of our common stock on the date the restriction lapses. In this regard, restricted (phantom) stock serves both to reward and retain executives, as the value of the restricted (phantom) stock is linked to the price of our common stock on the date the restrictions lapse.

        Each of the NEOs received grants of restricted (phantom) stock in December 2009 based on performance and for services rendered during fiscal year-ended 2009. Our restricted (phantom) stock awards vest in three equal annual installments beginning one year after the grant date. We believe that these vesting schedules aid us in retaining executives and motivating longer-term performance.

  Severance Benefits

        We have severance agreements with Messrs. Goodrich, Turnham, and Ferchau. We believe that the severance payments and other benefits provided under these agreements are appropriate, accounting for the time that is expected to take a separated officer to find another job. Under the agreements, each officer is eligible for severance payments and other benefits if the officer's employment is terminated without cause or due to a change of control (each a "Triggering Event") as described below and under "Potential Payments Upon Termination or Change in Control" beginning on page 36 of this proxy statement.

  •
  Without Cause.  Payments and other benefits are provided under the separation agreements if the officer is terminated without cause. The payments and other benefits provided upon this Triggering Event are intended to ease the consequences to the separated officer of an unexpected termination that under different circumstances would not have occurred and which is beyond the control of the officer.

  •
  Change of Control.  Recognizing the importance of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes, we provide payments and other benefits under the separation agreements if an officer is terminated due to a change in control. We believe that use of this Triggering Event protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through (1) providing incentives to our officers to remain employed by us despite uncertainties while a transaction is under consideration or pending and (2) assuring severance and benefits for terminated officers.

  Other Benefits

        In addition to base pay, annual cash incentive, long-term equity-based incentives and severance benefits, we provide the following forms of compensation:

  •
  401(k) Savings Plan.  We have a defined contribution profit sharing 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We match the contributions of our employees to the plan in cash, up to a maximum of 6% of eligible deferrals. Employees are immediately 100% vested in company contributions.

  •
  Health and Welfare Benefits.  Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

  •
  Perquisites.  We do not provide significant perquisites or personal benefits to our executive officers. To the extent perquisites or other personal benefits are provided, they are determined on an individual basis as appropriate in light of competitive standards and the performance of our executive officers.

Recent Developments

  Resignation of David R. Looney

        On March 24, 2010, we announced that David R. Looney has resigned as the Company's Executive Vice President and Chief Financial Officer. Mr. Looney's resignation was effective as of March 31, 2010. In connection with his resignation, Mr. Looney entered into a Resignation Agreement (the "Resignation Agreement") dated as of March 24, 2010, which superseded any and all agreements between the Company and Mr. Looney, including his Amended and Restated Severance Agreement. Mr. Looney has also agreed to serve as a consultant for the Company for a period of six months following his resignation in order to assist the Company with its transition to his replacement. For more information about the terms of the Resignation Agreement, please see "Potential Payments Upon Termination or Change in Control—Resignation Agreement with David R. Looney," below.

  Appointment of Jan L. Schott

        Following Mr. Looney's resignation, on March 24, 2010 the Board named Jan L. Schott, the Company's Vice President and Controller, as the Company's interim Chief Financial Officer, effective March 31, 2010.

        Ms. Schott does not have a formal agreement with the Company concerning her compensation at this time. She is eligible to participate in the Company's bonus program, the 2006 Plan and benefits plans on the same terms as all the Company's employees. Ms. Schott's base salary for 2010 is $190,550.

Other Matters

  Stock Ownership Guidelines and Hedging Prohibition

        Stock ownership guidelines have not been implemented by the Committee for our executive officers. In addition, we do not have a policy that restricts our executive officers from limiting their economic exposure to our stock. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

  Tax Treatment of Executive Compensation

        Our Board has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code, which generally limits our ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed with management the disclosures set forth in this proxy statement under the heading "Compensation Discussion and Analysis." Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the disclosures set forth in this proxy statement under the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into Goodrich Petroleum Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

        Respectfully submitted by the Compensation Committee of the Board of Directors,

                      Gene Washington, Chairman
                      Josiah T. Austin
                      Arthur A. Seeligson

EXECUTIVE COMPENSATION

Summary Compensation

        The following table summarizes, with respect to our NEOs, information relating to the compensation earned for services rendered in all capacities. Our NEOs consist of five of our current executive officers, including our Chief Executive Officer and former Chief Financial Officer.

Summary Compensation for Year Ended December 31, 2007, 2008 and 2009

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Walter G. Goodrich	2009	409,500	818,996		358,313	14,700	1,601,509
Vice Chairman and	2008	390,000	1,265,423	(5)	302,250	13,800	1,971,473
Chief Executive Officer	2007	360,000	0		288,000	13,500	661,500
Robert C. Turnham, Jr.	2009	367,500	735,003		321,563	14,700	1,438,766
President and	2008	350,000	1,152,236	(5)	271,250	13,800	1,787,286
Chief Operating Officer	2007	300,000	0		240,000	13,500	553,500
Mark E. Ferchau	2009	309,750	619,491		271,031	14,700	1,214,972
Executive Vice President	2008	295,000	904,882	(5)	228,625	13,800	1,442,307
	2007	270,000	0		200,000	13,500	483,500
Michael J. Killelea(3)	2009	229,230	356,000		105,000	13,154	703,384
Senior Vice President, General Counsel and Corporate Secretary
David R. Looney(4)	2009	346,500	693,007		303,188	14,700	1,357,395
Former Executive Vice	2008	330,000	1,052,479	(5)	255,750	13,800	1,652,029
President, and Chief Financial Officer	2007	270,000	0		220,000	13,500	503,500

(1)
The amounts included in the "Stock Awards" column reflects the full value at the grant date, assuming the completion of the service-based vesting conditions to which such awards are subject. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by our NEOs. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2007, 2008, and 2009 included in our Annual Report on Form 10-K.

(2)
The amounts included in the "All Other Compensation" column represent Company matching contributions to the Named Executive Officer's 401(k) savings plan account. No Named Executive Officer received any perquisites for which the aggregate amount exceeded $10,000.

(3)
Mr. Killelea joined us effective January 19, 2009.

(4)
Mr. Looney resigned effective March 31, 2010.

(5)
These amounts include stock awards granted for services rendered by each NEO for fiscal 2007 and 2008. Because awards for 2007 performance were granted on February 12, 2008, the grant date fair value of such awards is reflected in 2008 compensation.

 Grants of Plan-Based Awards

        The following table provides information concerning each grant of an award made to our NEOs under any plan, including awards, if any, that have been transferred.

Grants of Plan-Based Awards for Year Ended December 31, 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)
							Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum(2) ($)
Walter G. Goodrich	12/2/2009	0	286,650	409,500	36,975		818,996
Robert C. Turnham, Jr.	12/2/2009	0	257,250	367,500	33,183		735,003
Mark E. Ferchau	12/2/2009	0	216,825	309,750	27,968		619,491
Michael J. Killelea	1/19/2009	0	160,461	229,230	5,000	(4)	131,000
	12/2/2009				10,158		225,000
David R. Looney	12/2/2009	0	242,550	346,500	31,287		693,007

(1)
These columns show the potential value of the payout for each NEO under our annual cash incentive plan if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the CD&A on page 28.

(2)
The Compensation Committee retains the discretion to recommend a maximum award in excess of 100% of base salary.

(3)
On December 2, 2009, the Board awarded restricted (phantom) stock to the NEOs based upon 2009 Company performance and services rendered.

(4)
On January 19, 2009, the Board awarded restricted (phantom) stock to Mr. Killelea as part of his negotiated compensation package at the time he joined the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

  2006 Long-Term Incentive Plan.

  •
  Restricted (Phantom) Shares.  The restricted (phantom) stock awards vest in one-third increments on each anniversary of the grant date, and will vest earlier upon the grantee's termination of employment due to his death or disability. In addition, the restricted (phantom) stock will vest on a change in control of the Company. Payment of vested restricted (phantom) stock may be made in cash, shares of our common stock or any combination thereof, as determined by the Compensation Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date.

  Non-Equity Incentive Plan Compensation.

        In May 2009, the Compensation Committee approved the 2009 performance criteria under our annual cash incentive compensation plan.

        For a description of the plan, please see "Compensation Discussion and Analysis—Annual Cash Incentive Awards."

        Salary and Bonus in Proportion to Total Compensation.    As noted in "Compensation Discussion and Analysis," we believe that a significant portion of each NEO's compensation should be in the form of equity awards. The percentage of each NEO's total compensation that was paid and awarded for 2009 in the form of base salary was approximately 25% for each of Messrs. Goodrich, Turnham, Looney and Ferchau and approximately 33% for Mr. Killelea. The Company did not award any bonuses, as such term is defined by the SEC, in 2009.

Outstanding Equity Awards Value at Fiscal Year-End Table

        The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our NEOs.

Outstanding Equity Awards as of December 31, 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Walter G. Goodrich	70,000			16.46	12/21/2014
	108,000	27,000	(2)	23.39	12/06/2015
						18,000	(3)	438,300
						36,975	(4)	900,341
						14,682	(5)	357,507
Robert C. Turnham, Jr.	42,300			16.46	12/21/2014
	100,000	25,000	(2)	23.39	12/06/2015
						16,666	(3)	405,817
						33,183	(4)	808,006
						13,176	(5)	320,836
David R. Looney	60,000			27.81	05/09/2016
						14,666	(3)	357,117
						31,287	(4)	761,838
						12,423	(5)	302,500
Mark E. Ferchau	45,000			16.46	12/21/2014
	23,500			23.39	12/06/2015
						12,000	(3)	292,200
						27,968	(4)	681,021
						11,106	(5)	270,431
Michael J. Killelea						5,000	(6)	121,750
						10,158	(4)	247,347

(1)
The closing stock price on December 31, 2009, the last trading day of the fiscal year, was $24.35.

(2)
Options vest on December 6, 2010.

(3)
Phantom shares vest in one-half increments on February 12, 2010 and 2011.

(4)
Phantom shares vest in one-third increments on each of December 2, 2010, 2011, and 2012.

(5)
Phantom shares vest in one-half increments on each of December 9, 2010, and 2011.

(6)
Phantom shares vest in one-third increments on each of January 19, 2010, 2011 and 2012.

Option Exercises and Stock Vested

        The following table provides information concerning each exercise of stock option and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the fiscal year ended December 31, 2009 on an aggregated basis with respect to each of our NEOs.

Stock Vested for the Year Ended December 31, 2009

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Walter G. Goodrich	19,674	503,425
Robert C. Turnham, Jr.	17,755	456,217
David R. Looney	16,046	410.078
Mark E. Ferchau	14,786	373,825
Michael J. Killelea	0	0

  Risk Assessment Related to our Compensation Structure

        We believe our compensation plans are appropriately structured and are not reasonably likely to result in material risk to Goodrich. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We set performance goals that we believe are reasonable in light of past performance and market conditions. We also believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our employees are company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of Goodrich and our stockholders as a whole. We use restricted stock rather than stock options for equity awards because restricted stock units retain value even in a depressed market so that employees' are less likely to take unreasonable risks to get, or keep, options "in-the-money." Finally, the time-based vesting over three years for our long-term incentive awards, even after achievement of any performance criteria, ensures that our employees' interests align with those of our stockholders for the long-term performance of Goodrich.

Potential Payments Upon Termination or Change in Control

        The discussion below discloses the amount of compensation and/or other benefits potentially due to Messrs. Goodrich, Turnham, Ferchau and Killelea in the event of their termination of employment, including, but not limited to, in connection with a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their respective termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company. The discussion below regarding Mr. Looney also notes the compensation that he would have been entitled to receive upon a termination of employment as of December 31, 2009 under all applicable agreements as they were in effect as of that date, although Mr. Looney voluntarily resigned from his position as Executive Vice President and Chief Financial Officer effective March 31, 2010. In light of the fact that we now know the exact compensation and other benefits Mr. Looney received upon his resignation, we have also disclosed these amounts, along with a brief discussion of Mr. Looney's new consulting agreement with us.

  Severance Agreements

        Each of Messrs. Goodrich, Turnham, Looney, and Ferchau entered into a severance agreement with the Company providing for a cash lump sum payment to each of them in the event of their termination of employment without "cause" or due to a "change in duties," during the eighteen (18) month period immediately following a "change in control," each term as defined below. The amount to which each is entitled is equal to two (2) times his then "current annual rate of total compensation," to be paid within a ninety (90) day period following the applicable termination of employment, or in the event the executive is a "specified employee" as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive's termination of employment. The severance agreement also provides for continued health and life insurance coverage under the Company plans (or the equivalent thereof) for each of them through the second anniversary of their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance agreements create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate them for the additional excise tax payment; the additional payment is not intended to apply to the income, excise or other taxes that such an additional payment may create for the executive.

        The severance agreements define "cause" as (1) a material failure to perform expected duties, (2) the commission of fraud, embezzlement, or misappropriation against us, (3) a material breech by the executive of his fiduciary duty, or (4) a conviction of a felony offense or a crime involving moral turpitude.

        The executive's "current annual rate of total compensation" is comprised of the executive's annual base salary, the annual cash bonus last awarded to the executive prior to the change of control, and the value of the equity-based compensation awards granted to the executive during the twelve (12) months immediately prior to the change of control. All equity awards to be included in this calculation will be valued as of the date of grant.

        A "change of control" of the company will be deemed to have occurred upon the occurrence of the following events: (1) a sale or other transfer of all or substantially all of our assets, (2) our liquidation or dissolution, (3) a person or group becomes the beneficial owner of fifty percent (50%) or more of our voting power, or (4) a merger or consolidation, unless for at least six (6) months after the transaction, we own fifty percent (50%) of the total voting power of all the voting securities.

        The executives may voluntarily resign upon a "change in duties" upon (1) a reduction in the executive's duties or responsibilities, (2) a reduction in the executive's "current annual rate of total compensation" or (3) a change in location of the executive's principal place of business of more than fifty (50) miles.

        The agreement we entered into with Mr. Looney in connection with his voluntary resignation fully supersedes any rights or benefits Mr. Looney would have been entitled to receive pursuant to his severance agreement.

  Equity-Based Compensation Plans

        In addition, each of Messrs. Goodrich, Turnham; and Ferchau hold unvested stock options or phantom shares granted under the Goodrich Petroleum Corporation 1995 Stock Option Plan ("1995 Plan"). Options granted under the 1995 Plan become fully exercisable upon the grantee's termination of employment with the Company due to death or disability. In addition, the 1995 Plan provides the administrative committee discretion to accelerate options upon a "change in control," as defined in the 1995 Plan. A "change in control" under the 1995 plan will be deemed to have occurred upon the occurrence of any of the following events: (1) a person or group of persons becomes the beneficial owner of fifty percent (50%) or more of our voting power, (2) a merger where we are not the surviving entity, (3) an election of directors in which more than one-half of our incumbent directors are not reelected, (4) the sale or other transfer of all or substantially all of our assets or (5) our liquidation or dissolution.

        Phantom shares granted under the 1995 Plan fully vest upon a change of control of the Company, or upon the grantee's termination of employment with the Company due to death or disability.

        The Company maintains the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan ("2006 Plan"), under which each of Messrs. Goodrich, Turnham, Looney, Ferchau and Killelea have received grants of stock options and/or phantom shares. The terms of the 2006 Plan and related award agreements provide for options to become fully vested and exercisable upon a "change of control" (as defined below) of the Company or upon the grantee's termination of employment due to death or disability. Phantom shares granted under the 2006 Plan become fully vested upon a change of control of the Company, or upon a grantee's termination of employment with the Company due to death or disability. A "change of control" of the Company is defined for purposes of the 2006 Plan as a change of control event as defined in the regulations and guidance issued under Section 409A of the Code. Our compensation committee has the authority to provide for alternative acceleration or exercise treatment for the awards granted pursuant to the 2006 Plan at its' discretion, but for purposes of the table below, we have assumed that the executives would receive the treatment of their equity awards as currently noted in the 2006 Plan and their award agreements.

        As to the options granted under the 1995 Plan and the 2006 Plan, accelerated vesting results in an amount equal to the difference between the exercise price for each option and the market price per share, multiplied by the number of shares.

        A summary of the possible cash severance payments and continuation of health and life insurance coverage, as well as the accelerated vesting or settlement of the options and phantom shares, are detailed below for each of the named executive officers. The value of all equity awards is based upon the closing price of our stock on December 31, 2009, or $24.35. For Mr. Looney, please note that such payments and benefits were not in fact paid to him upon his voluntary resignation; see the discussion following the table below for a detailed explanation of the compensation actually paid to Mr. Looney.

Executive	Death or Disability ($)	Change in control followed by a termination without cause or a change in duties ($)	Termination without cause ($)	Change in Control without a Termination of Employment ($)
Walter G. Goodrich
Cash Severance(1)	—	3,061,493	3,061,493	—
Health and Life Continuation(2)	—	62,420	62,420	—
Accelerated Equity Awards(3)	2,378,048	2,378,048	—	2,378,048
Total	2,378,048	5,501,961	3,123,913	2,378,048
Robert C. Turnham, Jr.
Cash Severance(1)	—	2,719,507	2,719,507	—
Health and Life Continuation(2)	—	62,420	62,420	—
Accelerated Equity Awards(3)	1,988,406	1,988,406	—	1,988,406
Total	1,988,406	4,770,333	2,781,927	1,988,406
David R. Looney
Cash Severance(1)	—	2,564,114	2,564,114	—
Health and Life Continuation(2)		62,420	62,420	—
Accelerated Equity Awards(3)	1,421,456	1,421,456	—	1,421,456
Total	1,421,456	4,047,990	2,626,534	1,421,456
Mark E. Ferchau
Cash Severance(1)	—	2,292,132	2,292,132	—
Health and Life Continuation(2)	—	62,420	62,420	—
Accelerated Equity Awards(3)	1,621,262	1,621,262	—	1,621,262
Total	1,621,262	3,975,814	2,354,552	1,621,262
Michael J. Killelea
Accelerated Equity Awards(3)	369,097	—	—	369,097
Total	369,097	—	—	369,097

1.
The "current annual rate of total compensation" used to determine the amount of cash severance each executive would have been entitled to as of December 31, 2009 is comprised of the following amounts:

a.
Mr. Goodrich: $409,500 in annual salary; $302,250 in bonus, and $818,996 for the value of the previous year's equity awards

b.
Mr. Turnham: $367,500 in annual salary; $257,250 in bonus, and $753,003 for the value of the previous year's equity awards

c.
Mr. Looney: $346,500 in annual salary; $242,550 in bonus, and $693,007 for the value of the previous year's equity awards

  d.
  Mr. Ferchau: $309,750 in annual salary; $216,825 in bonus, and $619,491 for the value of the previous year's equity awards

2.
The amounts disclosed above for the continuation of health and life insurance were calculated by using the current cost for health and life insurance for each executive as of December 31, 2009 under our current health and life insurance plans. The continuation costs could be more or less than the amounts disclosed above depending on the time of the executive's actual termination of employment.

3.
The acceleration of equity for each of the executives is comprised of both stock options under the 1995 Plan for Messrs. Goodrich, Turnham and Ferchau, as well as phantom shares for all of the executives pursuant to the 2006 Plan. Amounts disclosed in the table above reflect:

a.
Mr. Goodrich: 70,000 stock options at an exercise price of $16.46; 135,000 stock options at an exercise price of $23.39; 69,657 restricted phantom shares

b.
Mr. Turnham: 42,300 stock options at an exercise price of $16.46; 125,000 stock options at an exercise price of $23.39; 63,025 restricted phantom shares

c.
Mr. Looney: 58,376 restricted phantom shares

d.
Mr. Ferchau: 45,000 stock options at an exercise price of $16.46; 23,500 stock options at an exercise price of $23.39; 51,074 restricted phantom shares

e.
Mr. Killelea: 15,158 restricted phantom shares

  Resignation Agreement with David R. Looney

        We entered into a resignation agreement with Mr. Looney on March 24, 2010 that governs both the compensation and benefits that he is entitled to received in connection with his voluntary resignation, as well as the consulting relationship we shall retain with Mr. Looney. Subject to his execution and non-revocation of a release in our favor, as well as his commitment not to reveal our confidential information, Mr. Looney received or will continue to receive certain benefits from us. We determined that Mr. Looney's phantom stock awards granted pursuant to the 2006 Plan would receive partial acceleration, and partial forfeiture (as provided for and allowed pursuant to the 2006 Plan); a total of 25,000 shares of his phantom stock awards were vested on April 1, 2010 and had a market value of $406,500. The exercise period of the already vested by outstanding stock options that Mr. Looney held as of March 31, 2010 was maintained in order to allow him to exercise them until May 9, 2016, but no stock options received accelerated vesting. Mr. Looney was also paid a lump sum payment of $303,188 as full payment of the bonus he would have received for the 2009 calendar year had he not resigned prior to the normal payment date for such bonuses. Mr. Looney was given the opportunity to elect continuation of coverage under our group medical plan pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for a period of 24 months (unless he becomes covered by a third party's group health plan prior to such date), and we will waive the monthly premium amount for the first 18 months. Mr. Looney will then be required to pay us his continuation coverage premium for the remaining 6 months, whereby we shall then pay him an amount equal to 150% of the premium he submitted. Utilizing a value of $2,466 as Mr. Looney's monthly medical coverage costs at the time of his resignation, we calculate his continued medical benefits to equal $66,582.

        Mr. Looney's consulting agreement with us became effective as of April 1, 2010. The term of the agreement will last 6 months, and Mr. Looney shall make himself available to assist us in the transition to a new Chief Financial Officer (including an interim officer). For the month of April, we may request that Mr. Looney provide services for up to 40 hours per week, and thereafter, for a maximum of 8 hours in any given week through the remainder of the consulting term. In no event shall Mr. Looney provide services to us in excess of 20% of the average services he performed for us as an employee in order to ensure that Mr. Looney remains in compliance with the "separation from service" requirements of Section 409A of the Code. We will compensate Mr. Looney a total of $173,259 for his services, payable in monthly installments over the term of the consulting period.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

  General

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2009. Directors who are our full-time employees receive no compensation for serving as directors

Director Compensation for Year Ended December 31, 2009

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Josiah T. Austin	2009	17,500	51,280	—	68,780
Geraldine Ferraro	2009	24,500	51,280	—	75,780
Henry Goodrich	2009	16,000	106,655	224,857	347,512
Patrick E. Malloy, III	2009	16,000	551,272	427,143	994,415
Michael J. Perdue	2009	33,000	51,280	—	84,280
Arthur A. Seeligson	2009	21,500	51,280	—	72,780
Stephen M. Straty	2009	18,333	70,550	—	88,883
Gene Washington	2009	22,000	51,280	—	73,280

(1)
No director had any outstanding stock awards at year-end 2009 except Messrs. Goodrich and Malloy, who had 6,166 and 14,510 shares of restricted (phantom) stock, respectively. On December 2, 2009, the Committee awarded 2,500 restricted (phantom) shares to Mr. Goodrich and 22,573 restricted (phantom) shares to Mr. Malloy based on 2009 Company performance. These awards were made to Mr. Goodrich pursuant to his consulting agreement with us and to Mr. Malloy as the non-executive Chairman of the Board. Please see "Transactions with Related Persons" for a brief description of Mr. Goodrich's consulting agreement. The amounts included in the "Stock Awards" column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2009. The grant date fair value of each director's unvested award as computed in accordance with the Share-Based Payments Topic of the Codification is $1,054,489 for Mr. Malloy and $150,184 for Mr. Goodrich.

  Retainer/Fees

        Each non-employee director receives the following compensation in 2009:

  •
  an annual retainer fee of $10,000 in cash;

  •
  additional cash retainer of $15,000 for the Chairman of the Audit Committee and $5,000 for the Chairman of the Compensation Committee;

  •
  an annual grant of 2,000 shares of common stock; and

  •
  a meeting fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended.

        Each non-employee director will receive the following compensation in 2010:

  •
  an annual retainer fee of $20,000 in cash

  •
  additional cash retainer of $15,000 for the Chairman of the Audit Committee and $5,000 for both the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee;

  •
  an annual grant of 3,000 shares of common stock; and

  •
  a meeting fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended.

  Equity-Based Compensation

        As described above, at our 2009 annual meeting of Stockholders, we granted our non-employee directors 2,000 shares of common stock.

  Other Arrangements

        We have a consulting agreement with Henry Goodrich under which he is entitled to receive an annual consulting fee, an annual bonus and annual equity grants. Please refer to the section "Transactions with Related Persons" for details regarding this agreement.

        Our non-executive Chairman of the Board, Mr. Malloy also receives compensation as determined by the Compensation Committee for services rendered, which is further described in the section "Transactions with Related Persons."

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        Although stockholder approval is not required for the appointment of Ernst & Young LLP, the Board and the Audit Committee have determined that it is desirable as a good corporate governance practice. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If our stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment. However, even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of us and our stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

OUR BOARD RECOMMENDS VOTING "FOR"
THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Goodrich Petroleum Corporation.

        Each member of the Audit Committee is an "independent" director and "financially literate" as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. In addition, the Board has designated Mr. Perdue, the Chairman of the Audit Committee, as an "audit committee financial expert," as defined by the Securities and Exchange Commission's rules and regulations.

        In fulfilling its responsibilities, the Audit Committee:

  •
  reviewed and discussed the audited financial statements with management and our independent auditors;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61;

  •
  received from the independent registered public accounting firm and discussed the written communication and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence; and

  •
  considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of Goodrich Petroleum Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        Respectfully submitted by the Audit Committee of the Board of Directors,

                      Michael J. Perdue, Chairman
                      Geraldine A. Ferraro
                      Arthur A. Seeligson

 Audit and Non-Audit Fees

        Ernst & Young LLP has served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2008. The following table shows the fees billed to us related to the audit and other services provided by Ernst & Young LLP for 2009 and 2008.

	2009	2008
Audit Fees(1)	$1,035,600	$1,020,500
Audited Related Fees	—	—

Total Audit and Audit Related Fees	1,035,600	1,020,500
Tax Fees	—	—

All Other Fees(2)	—	—

Total Fees	$1,035,600	$1,020,500

(1)
Audit fees are fees we paid to Ernst & Young LLP in 2009 and 2008 for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. In 2009 and 2008, audit fees included the audit of consolidated financial statements and audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, Section 404 ("SOX").

(2)
No other fees for professional services were paid to Ernst & Young LLP with respect to the fiscal years ended December 31, 2009 or 2008, respectively.

  Pre-Approval Policies and Procedures

        Consistent with the Audit Committee Charter, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee, which has determined that the services provided by Ernst & Young LLP were compatible with maintaining each firm's independence.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

        Pursuant to the Securities and Exchange Commission's rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2011 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 no later than December 17, 2010 to be eligible for inclusion in our proxy materials.

        In addition to the Securities and Exchange Commission's rules and regulations described in the preceding paragraph, and as more specifically provided for in our Bylaws, a stockholder making a nomination for election to our Board or a proposal of business for our 2011 Annual Meeting of Stockholders must deliver proper notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 at least 90 days prior to the anniversary date of the 2010 Annual Meeting. As a result, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2011 Annual Meeting of Stockholders, it must be properly submitted to our Secretary no later than February 19, 2011.

        For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary setting forth all of the information required in solicitations of proxies under the Securities and Exchange Commission's rules and regulations and any other law. For any other business that a stockholder desires to bring before our 2011 Annual Meeting of Stockholders, the stockholder must provide a brief description of the business, the reasons for conducting the business and any material interest in the business of the stockholder. If a stockholder provides notice for either event described above, the notice must include the following information:

  •
  the name and address of the stockholder as it appears on our books;

  •
  the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and

  •
  a representation that the stockholder intends to appear in person or by proxy at our 2011 Annual Meeting of Stockholders to bring the proposed business before the meeting

        Detailed information for submitting stockholder proposals is available upon written request to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. These requirements are separate from, and in addition to, the Securities and Exchange Commission's rules and regulations that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2011 Annual Meeting of Stockholders.

OTHER MATTERS

        Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

        The information contained in this proxy statement in the sections entitled "Compensation Committee Report" and "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

 ADDITIONAL INFORMATION ABOUT US

        From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

  •
  Our main Internet site, located at http://www.goodrichpetroleum.com. A link to our investor relations site can be found at http://www.goodrichpetroleum.com/investor.relations. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the Securities and Exchange Commission.

  •
  You may read and copy the proxy statement at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our filings are also available to the public on the Securities and Exchange Commission's website located at http://www.sec.gov.

  •
  To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 780-9494 or via our website at http://www.goodrichpetroleum.com/investor.relations.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on May 20, 2010

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report are available at https://materials.proxyvote.com/382410

ANNUAL MEETING OF STOCKHOLDERS OF GOODRICH PETROLEUM CORPORATION May 20, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at www.goodrichpetroleum.com/eproxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Class III Directors: O Walter G. Goodrich O Robert C. Turnham, Jr O Stephen M. Straty O Arthur A. Seeligson 2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1 AND A VOTE OF “FOR” WITH RESPECT TO PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20430000000000000000 8 052010

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 GOODRICH PETROLEUM CORPORATION PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2010 The undersigned hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York 10022, on May 20, 2010 at 11:00 a.m., Eastern Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. (Continued and to be signed on the reverse side)